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Elliott Tulk Pryce Anderson                                    [LOGO]
Chartered Accountants




November 5, 1996

Board of Directors
Java Group, Inc.
404-999 Canada Place
Vancouver, B.C.  V6C 3E2


Dear Ladies and Gentlemen:

Re:  Java Group, Inc.

We consent to the use of our reports dated October 8, 1996 on the financial statements of Java Group, Inc., Java Girl (Richmond Inn) Joint Venture, and Java Girl (North Vancouver) Limited Partnership all as of June 30, 1996, 1995 and 1994 in Amendment No. 2 to the Form 10-SB filing.

Yours truly,
ELLIOTT, TULK, PRYCE, ANDERSON



/s/ Don Prest
----------------------
Don M. Prest, C.A.
Partner

Encl.

DMP/mvk